HARMON INDUSTRIES, INC.                                             EXHIBIT 11A
FORM 10-Q
SEPTEMBER 30, 1997


COMPUTATION OF EARNINGS PER SHARE (INSTRUCTION H(g))

Computation of the average number of shares of Common Stock outstanding for the three months ended September 30, 1997 and 1996.

                                         (1)               (2)            (3)                   (4)
                                                                                        Average number of
                                                                                        shares outstanding
                                                                                        as shown on
                                                                                        consolidated statements
                                      Shares of          Number                         of operations (3)
                                         common          of days        Share days      divided by number
                                          stock        outstanding       (2 x 1)        of days in period
                                      ------------     ------------   -------------    ------------------------
1997


July 1 - September 30                   6,876,608             92    632,647,936

Options exercised                           1,000             54         54,000
                                              700             28         19,600
                                              300              6          1,800
                                           13,034             77      1,003,618
Equivalent shares under the
 Company's option plans                    47,493             92      4,369,356
                                                                    ------------
                                                                    638,096,310         6,935,829
                                                                   =============        =========


1996

July 1 - September 30                   6,805,626             92    626,117,592

Stock issued in acquisition                17,647              3         52,941

Equivalent shares under the
 Company's option plans                    37,680             92      3,466,560
                                                                    ------------
                                                                    629,637,093         6,843,881
                                                                    ============        =========



Computation of the average number of shares of Common Stock outstanding for the nine months ended September 30, 1997 and 1996.


1997

Quarter 1 weighted average              6,868,909
Quarter 2 weighted average              6,890,148
Quarter 3 weighted average              6,935,829
                                                     Divided by
                                       20,694,886    3 quarters=      6,898,295
                                                                      =========




1996

Quarter 1 weighted average              6,828,883
Quarter 2 weighted average              6,840,464
Quarter 3 weighted average              6,843,881
                                                     Divided by
                                       20,513,228    3 quarters=      6,837,743
                                                                      =========


                                  -11-